UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021

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AMERICAN DIVERSIFIED HOLDINGS CORP

(Exact name of registrant as specified in its charter)

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Wyoming	001-16813	88-0490720
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

PO Box 2568

Del Mar, CA 92014

(Address of Principal Executive Offices) (Zip Code)

858-259-4534

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
n/a	ADHC

Securities registered pursuant to Section 12(g) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

This 8-K is being filed to counter the 8-K filed February 16, 2021 (Accession number 0001683168-21-000594).  The 8-K was filed by persons who are asserting they are management but in fact are not and are unknown to the Company. All claims made by such persons are false and without merit. Shareholders should rely only upon corporate disclosure coming from ADHC management and its CEO Ernest Remo and posted on OTC Markets. No other entity or persons is authorized to communicate developments regarding ADHC business operations.

Please see attached press release.

Item 9.01 Financial Statements and Exhibits

(d)

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN DIVERSIFIED HOLDINGS CORP

By	/s/ Ernest B. Remo
Name: Ernest Remo Title: Chairman/CEO

Date:  February 17, 2021

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